UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 4, 2016

Exceed World, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55377	47-3002566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1-2-38-8F, Esaka-cho,

Suita-shi, Osaka 564-0063, Japan

(Address of Principal Executive Offices)

Telephone: +81-6-6339-4117

(Registrant's telephone number)

1-2-38-6F, Esaka-cho, Suita-shi, Osaka 564-0063, Japan

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements which involve risks and uncertainties, principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” or “should,” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements, except as expressly required by law.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

All dollar amounts used throughout this Report are in US Dollars, unless otherwise stated. All amounts in Japanese yen used throughout this Report are preceded by JPY, for example JPY 500, is referring to 500 Japanese yen.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 29, 2016, Exceed World, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Tomoo Yoshida, our President, CEO and Director. Pursuant to this Agreement, on February 29, 2016 Tomoo Yoshida transferred to Exceed World, Inc., 10 shares of the common stock of E&F Co., Ltd., a Japan corporation (“E&F”), which represents all of its issued and outstanding shares, in consideration of 500,000 JPY ($4,262 USD).

Following the effective date of the share purchase transaction above on February 29, 2016, Exceed World, Inc. gained a 100% interest in the issued and outstanding shares of E&F’s common stock and E&F became a wholly owned subsidiary of Exceed World Inc. Exceed World, Inc. is now the controlling and sole shareholder of E&F.

E&F is a business focused on the distribution and sale of health related products to consumers throughout Japan.

Following the effective date of the Stock Purchase Agreement on February 29, 2016 Exceed World, Inc. adopted the business plan of E&F.

A copy of the Stock Purchase Agreement is attached hereto and is hereby incorporated by this reference. All references to the Stock Purchase Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective February 29, 2016, “the Company”, Exceed World, Inc., and Mr. Tomoo Yoshida consummated a Stock Purchase Agreement for E&F Co., Ltd, and E&F became a 100% wholly-owned subsidiary of the Company.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, the Company completed a Stock Purchase Agreement, which caused the Company to cease being defined as a “shell company” under the Securities Act of 1933, as amended. Item 2.01(f) of Form 8-K requires that if a registrant was a shell company, immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the closing of the Stock Purchase Agreement, except that information relating to periods prior to the date of the Stock Purchase Agreement only relates to the Company, unless otherwise specifically indicated.

Business

Corporate History of Exceed World, Inc.

The Company was originally incorporated with the name Brilliant Acquisition, Inc., under the laws of the State of Delaware on November 25, 2014, with an objective to acquire, or merge with, an operating business.

On January 12, 2016, Thomas DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of the Company, entered into a Share Purchase Agreement (the “Agreement”) with e-Learning Laboratory Co., Ltd. (“e-Learning”), with an address at 1-23-38-6F, Esakacho, Suita-shi, Osaka 564-0063 Japan. Pursuant to the Agreement, Mr. DeNunzio transferred to e-Learning Laboratory Co., Ltd., 20,000,000 shares of our common stock which represents all of our issued and outstanding shares in consideration of $34,900.

Following the closing of the share purchase transaction, e-Learning gained a 100% interest in the issued and outstanding shares of our common stock and became the controlling shareholder of the Company.

On January 12, 2016, the Company changed its name to Exceed World, Inc. and filed with the Delaware Secretary of State, a Certificate of Amendment.

On January 12, 2016, Mr. Thomas DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On January 12, 2016, Mr. Tomoo Yoshida was appointed as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On February 29, 2016, the Company entered into a Stock Purchase Agreement with Tomoo Yoshida, our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer. Pursuant to this Agreement, Tomoo Yoshida transferred to Exceed World, Inc., 10 shares of the common stock of E&F, which represents all of its issued and outstanding shares in consideration of 500,000 JPY ($4,262 USD). Following the effective date of the share purchase transaction on February 29, 2016, Exceed World, Inc. gained a 100% interest in the issued and outstanding shares of E&F’s common stock and E&F became a wholly owned subsidiary of Exceed World.

Overview of Our Subsidiary: E&F Co., Ltd.

E&F Co., Ltd., also referenced in this document as “E&F”, was initially formed as an Osaka, Japan Corporation on January 18, 2016. E&F is a business focused on the distribution and sale of health related products to consumers throughout Japan. Our goods include, but are not strictly limited to, various supplements and personal hygiene products to improve the overall wellbeing of our clientele. Through aggressive marketing and maintaining a positive relationship with both our suppliers and our consumers we plan to grow our business significantly and reach the demands of the ever changing Japanese consumer market.

Health Foods Industry

According to a report by Yano Research Institute, the market size of health food products in Japan in 2014 was 720 billion JPY ($6 billion) and is expected to grow significantly larger in the future. The reason for this anticipated growth is based on several key components. The population is aging and, as medical technology and knowledge improves, citizens of Japan are experiencing longer lifespans. This aging, elderly population places a high demand on wellness products in order to improve their quality of life. As more residents reach this age demographic, so too will the demand for products also increase. Additionally, the benefits of a healthy lifestyle are being recognized all throughout the world. Awareness of, and therefore consumption of, products which improve the lifestyle of consumers, assist in preventing disease, and provide anti-aging benefits are all seeing a sharp increase in sales all over the globe.

Business

Outline of the Structure of Our Business

Exceed World, Inc.,
a Delaware Corporation
Owns 100% of E&F Co., Ltd
Suppliers
Exceed Japan Co., Ltd.,
a Japan Corporation
Future New Supplier(s)
Supply of health related food products and consumer goods
E&F Co., Ltd.,
a Japan Corporation
Sale of health related food products and consumer goods
Distributor(s)
Delivery of products
Consumers in Japan

As depicted in the diagram above E&F Co., Ltd. is our wholly owned subsidiary through whom we operate exclusively at this time. E&F intends to sell health related consumer goods to distributors and consumers alike. At this time E&F intends to operate under the operational model of “drop shipping.” E&F will sell goods but will not hold physical inventory of such goods. After a purchase order has been filled out by a purchaser the product will be shipped out by E&F’s supplier, Exceed Japan Co., Ltd. rather than Exceed World, Inc. At this time E&F will send a portion of the proceeds from the sale of any our products directly to Exceed Japan Co., Ltd., our supplier. This we describe as the “cost price” in the chart below.

E&F has acquired its inventory, which will be explained in further detail below, from Exceed Japan Co., Ltd. and has plans to acquire additional inventory from as of yet unidentified suppliers. This inventory however, is to be used for display purposes only once a storefront and or website has been established. E&F Co., does not intend at this time to stock and sell its own supply of goods. Currently, these potential new suppliers, which we will begin the process of identifying going forward (albeit with no concrete timeline in place as of this date), will assist us in expanding our inventory to cater to an even greater portion of the Japanese population.

When E&F acquires the inventory from suppliers a small amount of inventory is actually held by the company for the purposes of having sample products for display and presentation purposes. E&F is responsible at this point for identifying distributors who will stock inventory for display purposes and then sell these products at various online and retail locations for a presently unidentified sales commission. At present we have only one distributor, whose name is Aju Co., Ltd, but in the future we will begin efforts to identify additional, as of yet unidentified, distributors to stock and sell our products. Currently, the Company has not yet conducted any sales but is poised to begin its selling efforts to both distributors, such as Aju Co., Ltd, and directly to consumers.

*While Aiu Co., Ltd has made their intentions to act as a distributor for our products we have no formal agreement in place at this time for them to do so. At this time we have not formalized the exact details regarding how much they will receive as a sales commission.

Our Marketing Strategy will be conducted simultaneously across various media in order to try and reach as many potential clients as possible. We will have a company website which displays all of the products we have available at any given time and how much each item costs. Currently we have yet to begin development of our company website and we remain in the planning stages. In order to increase traffic generated to our site we are exploring, but as of yet have no definitive plans regarding, implementing search engine optimization in order to aid online users in finding out website. Additionally, we will directly be mailing advertising pamphlets throughout our target demographic locations in order to increase awareness of our products. This same information, or at least comparable, will be in magazine advertisements as well, although the specific magazines have yet to be identified. In addition, we will be evaluating potential alternative sources of advertisement and marketing as our business operations progress in order to ensure that we are reaching as many potential clients as possible.

The products we intend to offer are as follows:

Products

	PURE ESALA	POPOCA	Le jeune	Magic Soap in Bath
	Supplement	Supplement	Supplement	Soap

Benefits	Discharges excessive moisture and salt from the body; Relieves constipation.	Heats the body; Promotes metabolism.	Antioxidation from the body; Keeps moisture in the skin.	Free of additives; Positive for skin health
Principal Ingredients	Potassium chloride, Essence of vitamin Hyaluronic acid	Piper longum extracts, Essential vitamins, Ginger and pepper	Placental extracts, Collagen peptide, Essence of melon	Olive oil, Palm oil, Clay called kaoline
Supplier	Exceed Japan Co., Ltd.	Exceed Japan Co., Ltd.	Exceed Japan Co., Ltd.	Exceed Japan Co., Ltd.
Unit Price and Cost
Selling Price JPY	$4,000	$4,000	$9,800	$2,400
Selling Price USD	$33.33	$33.33	$81.67	$20.00
Cost Price JPY	$1,920	$1,920	$5,220	$600
Cost Price USD	$16.00	$16.00	$43.50	$5.00
Markup %	52%	52%	46.7%	75%

*Currently our supplier has provided us a verbal agreement to provide the above products at the aforementioned prices. We are currently in the process of formalizing this agreement in writing.

Current Inventory

Currently, we hold inventory comprised of the above goods that we value at $9,973. The products were purchased at wholesale prices from our supplier Exceed Japan Co., Ltd. and are to be used for display purposes once we obtain a storefront and or develop an online retail space.

Product Descriptions

-Pure Esla is a supplement which can help to discharge excessive moisture and salt from the body. This helps to activate intestinal mobility and can assist in alleviating the causes of a wide range of intestinal issues including, but not necessarily limited to, swelling and constipation. Pure Esla is designed to promote a feeling of wellbeing and alleviate a concern that effects a large portion of the population of all age groups.

-Popoca is a supplement which helps to elevate body temperature and promote healthy blood circulation. Through consistent usage of Popoca our clients should expect to alleviate sensitivity to cold, and improve both their metabolism and diet. Our primary target for this supplement would be individuals who suffer from poor blood circulation and are most likely in the growing elderly demographic.

-Le Jeune is a supplement which helps to prevent oxidization of the skin. This can create a more vibrant, youthful appearance in individuals who practice regular usage. In addition to providing a more youthful appearance Le Jeune can also promote regeneration and rejuvenation of damaged skin cells while also helping to keep moisture within the skin to prevent dryness and discomfort.

-Magic Soap in Bath is a soap made from all natural materials and free of any additives. This soap is gentle on the skin and has a fresh scent that we believe a wide portion of the population will find pleasant and appealing enough to practice consistent and habitual use of Magic Soap in Bath.

Process of Ordering, Delivery and Payment

- E&F acquires products from various suppliers. Our current supplier is Exceed Japan Co., Ltd.

- E&F sells the products to various distributors who will order the products from E&F via a purchase order “call sheet” (This call sheet will include their name, telephone number and the address for the products to be delivered to as well as a list of which products they are ordering and how many.)

- Consumers order directly from the distributors (in which case the distributor receives a sales commission which has not been determined as of this point in time) or they can order directly from E&F via our pending website and online marketplace (when it has been completed).

-The consumers who order directly from E&F will have their shipping information collected and sent to the suppliers for shipping.

-The suppliers then directly deliver the products to the consumers.

Future Plans

E&F Co. has many plans for how to expand our business going into the future. First and foremost we will establish definitive contracts with our targeted suppliers, and ideally additional suppliers down the line who are as of yet unidentified. After we have formal agreements in place with suppliers we will then try to forge lasting relationships with distributors who can acquire our products for their own physical or online storefronts. This agreement will include the percentage we will acquire in revenue from the sale of every product.

Following, or perhaps alongside, this step we plan to finalize our plans for our company website and marketplace and begin the development stage. We anticipate this development stage will last for several months, and at the conclusion we will be able to offer our products directly to the consumers via our site. Then we will increase our efforts to identify and forge agreements with additional suppliers so that we can increase our profits more and more with the addition of every product. Additionally, we will begin scouting and eventually hiring between one to five employees in the coming months to assist with general operations. This should summarize our planned operations for the next twelve months, and at the conclusion of which we will reevaluate our success to determine how we can continue to move forward profitably in the future.

RISK FACTORS

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our product line, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

We have not generated any revenues to date since our inception.

We are a start-up stage company. Our ability to continue as a going concern is dependent upon our ability to commence a commercially viable operation and to achieve profitability. Since our inception we have not generated any revenues, and currently have only limited operations, as we are presently in the planning stage of our business development as an exploration stage company. These factors raise substantial doubt about our ability to continue as a going concern. We may not be able to generate revenues in the future and as a result the value of our common stock may become worthless. There are no assurances that we will be successful in raising additional capital or successfully developing and commercializing our products and becoming profitable.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

We have only recently adopted a bona fide business plan. As of February 29, 2016 we operate through our wholly owned subsidiary of which was incorporated in Osaka, Japan on January 18, 2016. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the expenses and difficulties in development of a customer base nationally, attaining and retaining customers and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history we may not be profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

We are an early stage company with an unproven business strategy and may never be able to fully implement our business plan or achieve profitability.

We are at an early stage of development of our operations as a company. We have only recently started to operate business activities, and have not generated revenue from such operations. A commitment of substantial resources to conduct time-consuming research in many respects will be required if we are to complete the development of our company into one that is more profitable. There can be no assurance that we will be able to fully implement our business plan at reasonable costs or successfully operate. We expect it will take several years to implement our business plan fully, if at all.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a very limited operating history. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. This inability could cause our net income, if there is any income at all, in a given quarter to be lower than expected.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of the sale of health related products. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• Demand for our products;

• Our ability to obtain and retain existing customers or encourage repeat purchases;

• Our ability to manage our product inventory;

• General economic conditions;

• Advertising and other marketing costs.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our future success is dependent on our implementation of our business plan. We have many significant steps still to take.

Our success will depend in large part in our success in achieving several important steps in the implementation of our business plan, including the following: acquiring business information, development of customers, development of suppliers, implementing order processing and customer service capabilities, and management of business process. If we are not successful, we will not be able to fully implement or expand our business plan.

Our agreement with Exceed Japan Co., Ltd. is pending and no documentation has been signed, as of the date of this prospectus, consolidating such an agreement.

In the event that we are not able to formalize our pending strategic partnership with Exceed Japan Co., Ltd. then we may be forced to secure an alternative partnership with another supplier of health and health related products. In this event our business would be materially affected and you may part or all of your investment if we are not able to follow through with our business plan in such an event.

Our verbal agreement with our partnership with Aju Co., Ltd. is pending and no documentation has been signed, as of the date of this prospectus, consolidating such an agreement.

In the event that we are not able to formalize our pending strategic partnership with Aju Co., Ltd. then we may be forced to secure an alternative partnership with another distributor. In this event our business would be materially affected and you may part or all of your investment if we are not able to follow through with our business plan in such an event.

Our business plan heavily relies upon a partnership with Exceed Japan Co., Ltd. and if the cost of their products changes then our business may be adversely effected.

In the event that we are able to formalize our pending agreement with Exceed Japan Co., Ltd. then we will be reliant to a large extent upon the performance of their own business to make the amount of revenue we anticipate. In the event that Exceed Japan Co., Ltd changes the price of their products then consequently we may be forced to raise our own prices which could have a negative impact on how many consumers are willing to purchase from us.

Our growth will place significant strains on our resources.

The Company is currently in the exploration stage, with only limited operations, and has not generated any revenue since inception. The Company's growth, if any, is expected to place a significant strain on the Company's managerial, operational and financial resources. Moving forward, the Company's systems, procedures or controls may not be adequate to support the Company's operations and/or the Company may be unable to achieve the rapid execution necessary to successfully implement its business plan. The Company's future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its operations, if any. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

Because the Company’s headquarters and assets are located outside the United States in Japan, investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon US Federal Securities Laws against the Company and its non-US resident officers and directors.

While we are organized under the laws of State of Delaware, our officers and Directors are non-US residents and our headquarters and assets are located outside the United States in Japan. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

Our future success is dependent, in part, on the performance and continued service of Tomoo Yoshida, our Director, CEO and President. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Tomoo Yoshida, our Director, CEO and President. We currently do not have an employment agreement with Mr. Yoshida. The loss of his services would delay our business operations substantially.

Our success depends upon our ability to attract and hire key personnel. Since many of our personnel will be required to be bilingual, or to have other special skills, the pool of potential employees may be small and in high demand by our competitors. Our inability to hire qualified individuals will negatively affect our business, and we will not be able to implement or expand our business plan.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. Our management has limited experience in recruiting key personnel which may hurt our ability to recruit qualified individuals. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to further develop our sales and marketing capabilities to support our commercialization efforts. If we fail to increase and enhance our marketing and sales force, we may not be able to enter new or existing markets. Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our products, could impair our ability to gain market acceptance of our products.

We do not, internally, conduct any shipping of the products we offer for sale. If there is a delay on the part of the shipping Company that could negatively impact our reputation.

Our Company does not ship any of our products, and because of this, aside from providing the shipping information of our clients, we do not have a direct role in the shipping process. Any hold up on the part of the shipping company may negatively impact our brand name and our perceived reliability. In this event we may be forced to find alternative shipping arrangements and/or our business operations may be negatively impacted to such an extent that we can not recover.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS

For the year ended November 30, 2015 and the period from November 25, 2014 (inception) through November 30, 2014 we did not generate any revenues. For both fiscal year ends we also did not have any cash or cash equivalents.

For the year ended November 30, 2015 we had total general and administrative expenses in the amount of $8,746 compared to total general & administrative expenses of $4,148 for the period from November 25, 2014 (inception) through November 30, 2014.

Our general and administrative expenses made up the entirety of our net loss for both fiscal year ends respectively. The variance in net loss is due to increased professional fees for the year ended November 30, 2015.

As of February 29, 2016 we began operating through our wholly owned subsidiary, E&F Co., Ltd. E&F is a business focused on the distribution and sale of health related products to consumers throughout Japan.

On behalf of Exceed World, Inc., our financials for the three months ended February 29, 2016 will be consolidated and will include those of our new, wholly owned subsidiary E&F Co., Ltd.

Given that E&F Co., Ltd. was newly formed only recently, January 18, 2016 and did not have a significant or material operating history as of the date it was transferred to Exceed World, Inc., we the Company determined it unnecessary to include the audited financials of E&F herein. Rather, as mentioned above, the financials of E&F Co., Ltd will be consolidated with our own financial statements for the three months ended February 29, 2016.

E&F has generated no revenues to date and has incurred $3,522 of deficits from inception. Currently the Company holds inventory valued at $9,973.

We believe that to develop the Company’s current business plan that we must raise capital in the next twelve months. The Company has no immediate plans to raise such capital. Thus far the Company has relied solely on funds provided by our sole officer and director Tomoo Yoshida. If we can not raise such funds we will have to continue to rely on funds provided to us by our Mr. Yoshida.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this report, the Company has 20,000,000 shares of common stock and no shares of preferred stock issued and outstanding, which number of issued and outstanding shares of common stock and preferred stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares Preferred Stock Are Able to Vote	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Tomoo Yoshida	0	0.0%	0	0.0%	0.0%
5% Shareholders
e-Learning Laboratory Co., Ltd.	20,000,000	100.0%	0	0.0%	0.0%

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

DIRECTORS AND EXECUTIVE OFFICERS

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Exceed World, Inc. and E&F Co., Ltd. following the consummation of the Stock Purchase Agreement are provided below:

Exceed World, Inc.

NAME	AGE	POSITION
Tomoo Yoshida	52	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

E&F Co., Ltd.

NAME	AGE	POSITION
Tomoo Yoshida	52	President, Chief Executive Officer and Director

Tomoo Yoshida

Mr. Tomoo Yoshida graduated from the Osaka University of Commerce in 1986. Upon graduation that same year Mr. Yoshida took a position in car sales with Toyota Corolla Nankai Co. Ltd., at which he remained for a period of eight years. In 1997 Mr. Yoshida incorporated Dipro Data Service Co., Ltd. and concurrently with his Managerial role at the Company he also acted as an IT support consultant. Mr. Yoshida left both of the aforementioned positions after five years with the Company and in 2002 he incorporated e-Learning Laboratory Co., Ltd. which offers educational services. Mr. Yoshida is the President of e-Learning Laboratory and remains as such today.

Corporate governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our officers and directors have not been involved in any of the following events during the past ten years.

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tomoo Yoshida Chief Executive Officer Chief Financial Officer	2015	0	0	0	0	0	0	0	0
Thomas DeNunzio, Former Chief Executive Officer Chief Financial Officer	2016	0	0	0	0	0	0	0	0
Thomas DeNunzio, Former Chief Executive Officer Chief Financial Officer	2015	0	0	0	0	0	0	0	0
Thomas DeNunzio, Former Chief Executive Officer Chief Financial Officer	2014	0	0	2,000	0	0	0	0	2,000

*On January 12, 2016, Thomas DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of the Company, entered into a Share Purchase Agreement with e-Learning Laboratory Co., Ltd., with an address at 1-23-38-8F, Esakacho, Suita-shi, Osaka 564-0063 Japan. (Tomoo Yoshida is the controlling party of e-Learning Laboratory Co., Ltd.)

On January 12, 2016 pursuant to the Agreement, Mr. DeNunzio transferred to e-Learning Laboratory Co., Ltd., 20,000,000 shares of our common stock which represents all of our issued and outstanding shares.

On January 12, 2016, Mr. Thomas DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On January 12, 2016, Mr. Tomoo Yoshida was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

Compensation of Directors

The table below summarizes all compensation of our directors as of February 29, 2016.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 12, 2016, Mr. DeNunzio, the sole shareholder of Brilliant Acquisition, Inc., consummated a sale of 20,000,000 shares of our common stock to e-Learning Laboratory Co., Ltd., for an aggregate purchase price of $34,900. Following the closing of the share purchase transaction, e-Learning Laboratory Co., Ltd., owns a 100% interest in the issued and outstanding shares of our common stock. E-Learning Laboratory Co., Ltd., is the controlling shareholder of Brilliant Acquisition, Inc. Commensurate with the closing, Brilliant Acquisition, Inc. filed with the Delaware Secretary of State, a Certificate of Amendment to change the name of Registrant to Exceed World, Inc.

On January 12, 2016, Mr. Thomas DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On January 12, 2016, Mr. Tomoo Yoshida was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On February 29, 2016, Exceed World, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Tomoo Yoshida, our President, CEO and Director. Pursuant to this Agreement, on February 29, 2016 Tomoo Yoshida transferred to Exceed World, Inc., 10 shares of the common stock of E&F Co., Ltd., a Japan corporation (“E&F”), which represents all of its issued and outstanding shares, in consideration of 500,000 JPY ($4,262 USD).

Following the effective date of the share purchase transaction above on February 29, 2016, Exceed World, Inc. gained a 100% interest in the issued and outstanding shares of E&F’s common stock and E&F became a wholly owned subsidiary of Exceed World Inc. Exceed World, Inc. is now the controlling and sole shareholder of E&F.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

RECENT SALES OF UNREGISTERED SECURITIES

On January 12, 2016, Mr. DeNunzio, the sole shareholder of Brilliant Acquisition, Inc., consummated a sale of 20,000,000 shares of our common stock to e-Learning Laboratory Co., Ltd., for an aggregate purchase price of $34,900. Following the closing of the share purchase transaction, e-Learning Laboratory Co., Ltd., owns a 100% interest in the issued and outstanding shares of our common stock. E-Learning Laboratory Co., Ltd., is the controlling shareholder of Brilliant Acquisition, Inc. Commensurate with the closing, Brilliant Acquisition, Inc. filed with the Delaware Secretary of State, a Certificate of Amendment to change the name of Registrant to Exceed World, Inc.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing and taking into account the Share Transactions, we have 20,000,000 shares of Common Stock and none of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Options and Warrants

None.

Convertible Notes

None.

 INDEMNIFICATION OF OFFICERS AND DIRECTORS

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

On behalf of Exceed World, Inc., our financials for the three months ended February 29, 2016 will be consolidated and will include those of our new, wholly owned subsidiary E&F Co., Ltd.

Given that E&F Co., Ltd. was newly formed only recently, January 18, 2016 and did not have a significant or material operating history as of the date it was transferred to Exceed World, Inc., we the Company determined it unnecessary to include the audited financials herein. Rather, as mentioned above, the financials of E&F Co., Ltd will be consolidated with our own financial statements for the three months ended February 29, 2016.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 5.06. CHANGE IN SHELL COMPANY STATUS

Upon the closing of the Stock Purchase Agreement (as described in Item 1.01 and 2.01, above), we ceased our status as a “shell company,” as defined in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”).

Additionally, in connection with the closing of the Stock Purchase Agreement, the Company changed its business focus to that of E&F, the distribution and sale of health related products to consumers throughout Japan.

Accordingly, we have set forth above the information, including the information with respect to our new operations that would be required if we were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting our common stock in this Report on Form 8-K, above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

On behalf of Exceed World, Inc., our financials for the three months ended February 29, 2016 will be consolidated and will include those of our new, wholly owned subsidiary E&F Co., Ltd.,

EXHIBITS TO FORM 8-K

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation (1)
3.2	Bylaws (1)
3.3	Articles of Incorporation of E&F - translated (2)
10.1	Stock Purchase Agreement (2)
99.1	Resolution Approving Acquisition (2)

(1) Filed as an exhibit to the Company's Registration Statement on Form 10, as filed with the SEC on February 19, 2015, and incorporated herein by this reference.

(2) Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Exceed World, Inc.

Dated: March 4, 2016

By: /s/ Tomoo Yoshida

Tomoo Yoshida

President and Director